Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2020, with respect to the consolidated financial statements of Legacy Vivint Smart Home, Inc. and Subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-236340) and related Prospectus of Vivint Smart Home, Inc. for the registration of 185,928,067 shares of its Class A common stock.

/s/ Ernst & Young LLP

Salt Lake City, Utah

March 30, 2020